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                                 ATLAS AIR, INC.
                       ANNUAL INCENTIVE COMPENSATION PLAN





























                                  PLAN SUMMARY
                              AMENDED FEBRUARY 2000




                                 ATLAS AIR, INC.



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                       ANNUAL INCENTIVE COMPENSATION PLAN


                                TABLE OF CONTENTS

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
PURPOSE                                                                                                    1

DEFINITIONS                                                                                                1

ADMINISTRATION                                                                                             2

PARTICIPATION/ELIGIBILITY                                                                                  2

TIMING OF AWARD PAYMENTS                                                                                   3

AWARD DETERMINATION                                                                                        3

AWARDS                                                                                                     3

RESTRICTED STOCK/RESTRICTED SHARE UNITS                                                                    4

VESTING                                                                                                    4

MISCELLANEOUS PLAN PROVISIONS                                                                              4

EFFECTIVE DATE                                                                                             4
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PURPOSE

The Board of Directors (the "Board") of Atlas Air, Inc. (Atlas) has approved in principle an Annual Incentive Compensation Plan (the "Plan") to reward employees for enhancing the value of Atlas. The purpose of this Plan is to motivate employees to think and act like owners. The Plan is intended to reward the Participants in the Plan for Atlas' financial performance which exceeds a threshold level of performance, and the individual's performance.

The Plan is an annual plan which coincides with the Fiscal Year of Atlas. Awards made under the Plan are in addition to base salary and base salary adjustments to maintain market competitiveness.

The Plan is administered by the Compensation Committee of the Board which reserves the right to amend, modify, interpret or revoke the Plan at its discretion, without prior notice to participants, and its decision shall be final and binding; provided however, any amendments, modifications or revocation shall not be retroactive. No contractual right to any benefit shall be created by this document or any related action of Atlas and none should be inferred from the descriptions of this Plan.

DEFINITIONS

     AWARD - Total cash, restricted stock, and/or Restricted Share Units (RSUs) awarded to a Plan Participant due to both Atlas' and the individual's performance.

     BASE SALARY - Base salary means gross wages reported for U.S. federal income tax purposes on a W-2 federal tax form, deducting from such amounts all of the following: profit sharing under the Company's Profit Sharing
     Plan (including guaranteed profit sharing payments), bonus, per diem, compensation paid prior to becoming an employee, expense reimbursements, excess life insurance, travel benefits, and other unusual payments that might occur in the future.

     CASH AWARD - The cash portion of the Award.

     CHANGE OF CONTROL shall be deemed to have occurred upon the happening of the following: Any "person" or "group" (as such terms are used in Sections
     13(d) and 14(d) of the Exchange Act), (other than Michael A. Chowdry, his spouse, children, his estate or any trust primarily for the benefit of any of the above), is or becomes the "beneficial owner" (as defined in Rules
     13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly of more than 40% of the total outstanding Voting Stock of the Company.

     COMPENSATION COMMITTEE - The Compensation Subcommittee of the Board, consisting of two or more directors of the Company, each of whom is a "disinterested person" within the meaning of Rule 16b-3 under the Exchange
     Act, to the extent applicable.

     EARNINGS PER SHARE - The Company's Net Income (as defined below) for the
     Plan Year divided by the weighted average number of shares outstanding for the Plan Year.

     NET INCOME will be determined by the Company using the same methods as used in the ordinary course of its business. However, the following items defined under generally


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     accepted accounting principles or which are in common use in public financial statement reporting will be excluded from calculations for purposes of calculating Net Income (unless previously incorporated in the
     EPS targets):

          (a) Any income or loss related to charges or credits (whether or not identified as special credits or charges) for unusual or infrequently-occurring items (such as business dispositions or sale of property, plant or equipment not in the ordinary course of business), or related to intangible assets.

          (b) Extraordinary items reported on separate line items in the Company's income statement.

     PLAN - Atlas' Annual Incentive Compensation Plan as summarized in this document and as amended by the Compensation Committee.

     PLAN PARTICIPANT - Individuals who are chosen by the Compensation Committee to participate in the Plan for a given Plan Year.

     PLAN YEAR - Atlas Air, Inc.'s Fiscal Year commencing January 1 and ending
     December 31 of each year.

     RESTRICTED STOCK - Company stock issued to Participants in the name of the Participant subject to restrictions on ownership described herein.

     RESTRICTED SHARE UNIT(S) (RSUs) - Company issued Restricted Share Unit(s) as described in the 1995 Long Term Incentive and Share Award Plan.

     RESTRICTED STOCK/RESTRICTED SHARE UNIT(S) AWARD - The portion of the Annual
     Incentive Pool awarded in Restricted Stock or RSUs.

     RETIREMENT - Retirement shall occur when a previous employee who has reached age 62 or greater and has completed five complete years of continuous service as an employee with the Company elects to retire.

ADMINISTRATION

The Compensation Committee will be responsible for the following as it relates to the operation of the Plan:

o    Participants to be included in the Plan;

o    Target award levels for each participant;

o Percent of incentive awarded in cash and restricted stock for each participant;

o    Target incentive bonus earned schedule; and

o    Interpretation of The Plan.

PARTICIPATION/ELIGIBILITY

On an annual basis, the Compensation Committee shall determine the Plan
Participants eligible for participation in the Plan for each Plan Year.


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TIMING OF AWARD PAYMENTS

After Net Income for a Plan Year has been finalized by Atlas' accountants, the Annual Incentive Pool will be determined and awards will be allocated to Plan
Participants. Awards for the Plan Year will be paid to Plan Participants as soon as administratively practicable after the end of the Plan Year for which the Award was made.

AWARD DETERMINATION

Awards will be generated based on two performance measures. These include meeting Earnings Per Share targets (EPS Achievement) and individual performance against established objectives (Individual Objective Achievement). For all Plan
Participants, the target incentive is 50 percent of base salary for the EPS
Achievement and 25 percent of base salary for the Individual Performance
Incentive. The target bonus based on EPS may be lower than 50 percent of Base
Salary or higher than 50 percent (not to exceed 100 percent of Base Salary, depending on EPS lower/higher than the target). The following table shows the annual incentive earned based on performance against earnings targets.

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                     Percentage of Target                        Percentage of Target
                     EPS Earned by Company            Incentive Bonus (50% of Base Salary) Earned
                         -----------------            -------------------------------------------
                         Less than 80%                                     0%
                              80%                                         40%
                              90%                                         60%
                             100%                                        100%
                             110%                                        120%
                             120%                                        140%
                             130%                                        160%
                             140%                                        180%
                         150% and more                                   200%

The Individual Performance Incentive is designed with a target incentive of 25 percent of Base Salary for each Plan Participant with a maximum of 37.5 percent. The incentive is earned based on the evaluation of the participant's performance against the individual's annual objectives established at the beginning of the year. Each of the objectives will be weighted. There will be a maximum of three impactful, simple, and measurable objectives.

AWARDS

Awards will be allocated to Plan Participants and distributed in cash and restricted stock. The following table depicts the cash and restricted stock/RSU allocation.

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                                                        Percentage of Award In  :
                                                        ----------------------
Position                                                Cash     Restricted Stock/RSUs
--------                                                ----     ---------------------
President, Chief Executive Officer,                      50%             50%
Chief Operating Officer &
Executive Vice Presidents
Senior Vice Presidents                                   55%             45%
Vice Presidents &                                        60%             40%
Other Participants
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RESTRICTED STOCK/RSUS

The number of shares of restricted stock or RSUs to be issued will be determined by dividing the portion of the Award to be paid in restricted stock/RSUs by the mean between the high and low selling prices per share on the date immediately preceding the day on which Awards are determined by the Compensation Committee (or, if the Shares were not traded on that day, the next preceding day that the Shares were traded) on the principal exchange on which the Shares are traded, as such prices are officially quoted on such exchange.

VESTING

Restricted stock/RSUs will vest on the date that is two years (or earlier upon Change of Control or at the discretion of the Compensation Committee) from the end of the Plan Year with respect to which the Plan Participant was awarded the restricted stock/RSUs provided, that none will vest unless the grantee is an Employee in good standing on the vesting date (except an employee who dies, becomes permanently disabled or enters Retirement would vest as to all shares/RSUs on the date of such event). Therefore, an Plan Participant will not vest if, prior to the date of vesting, he (a) has resigned for other than "Good Reason," (b) has been terminated for "Cause" or (c) absent an employment contract, the employee or the company elects to terminate employment.


MISCELLANEOUS PLAN PROVISIONS

A Plan Participant's Awards under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to claims of Plan Participants creditors.



Amended as of February 9, 2000

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